PALOMAR MEDICAL TECHNOLOGIES, INC.
                               45 Hartwell Avenue
                               Lexington, MA 02421


                                                               November 16, 1998


Fleet National Bank
One Federal Street
Boston, MA  02110

Gentlemen:

         This letter agreement will set forth certain understandings between Palomar Medical Technologies, Inc., a Delaware corporation (the "Borrower") and Fleet National Bank (the "Bank") with respect to Revolving Loans (hereinafter defined) to be made by the Bank to the Borrower and with respect to letters of credit which may hereafter be issued by the Bank for the account of the Borrower. In consideration of the mutual promises contained herein and in the other documents referred to below, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank agree as follows:

I.  AMOUNTS AND TERMS

        1.1. Reference to Documents; Star Sale. Reference is made to (i) that certain $10,000,000 face principal amount promissory note (the "Revolving Note") of even date herewith made by the Borrower and payable to the order of the Bank,
(ii) that certain Inventory, Accounts Receivable and Intangibles Security Agreement and that certain Supplementary Security Agreement Security Interest in Goods and Chattels, each of even date herewith, from the Borrower to the Bank (collectively, the "Borrower's Security Agreement"), (iii) collateral assignments and notices of collateral assignment (collectively, the "Borrower's Intellectual Property Security Agreements") from the Borrower to the Bank relating to the Borrower's registered trademarks, patents and copyrights, if any, (iv) that certain Guaranty Agreement of even date herewith (the "Personal Guaranty") from A. Neil Pappalardo (the "Personal Guarantor") to the Bank, (v) that certain Inventory, Accounts Receivable and Intangibles Security Agreement and that certain Supplementary Security Agreement - Security Interest in Goods and Chattels, each of even date herewith, from Star Medical Technologies, Inc. ("Star") to the Bank (collectively, "Star's Security Agreement"), (vi)
collateral assignments and notices of collateral assignment (collectively, "Star's Intellectual Property Security Agreements") from Star to the Bank relating to Star's registered trademarks, patents and copyrights, if any, and
(vii) that certain Guaranty Agreement of even date herewith (the "Star Guaranty") from Star to the Bank. The Bank acknowledges that nothing in this letter agreement or in any Security Agreement or in any Intellectual Property Security Agreement will in any event be deemed to prevent the sale of Star on or prior to March 31, 1999 for cash consideration which shall result, after all payments owed to Coherent, Inc., in at least $40,000,000 in net proceeds to the Borrower on a pre-tax

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basis,  provided  that proceeds of such sale are applied to reduce the Aggregate
Bank Liabilities to the extent necessary so that, after giving effect to such sale and the release of the Star Security Agreement, the Aggregate Bank Liabilities will not exceed the then remaining Borrowing Base. As provided in ss.3.11 below, the security interest of the Bank in the assets of Star will be released in order to permit the aforesaid sale on the terms described above.

        1.2. The Borrowing; Revolving Note. Subject to the terms and conditions hereinafter set forth, the Bank will make loans ("Revolving Loans") to the Borrower, in such amounts as the Borrower may request, on any Business Day prior to the first to occur of (i) the Expiration Date, or (ii) the earlier termination of the within-described revolving financing arrangements pursuant to ss.5.2 or ss.6.7; provided, however, that (1) the aggregate principal amount of Revolving Loans outstanding shall at no time exceed the Maximum Revolving Amount (hereinafter defined) and (2) the Aggregate Bank Liabilities (hereinafter defined) shall at no time exceed the Borrowing Base (hereinafter defined). Within such limits, and subject to the terms and conditions hereof, the Borrower may obtain Revolving Loans, repay Revolving Loans and obtain Revolving Loans again on one or more occasions. The Revolving Loans shall be evidenced by the Revolving Note and interest thereon shall be payable at the times and at the rate provided for in the Revolving Note. Overdue principal of the Revolving Loans and, to the extent permitted by law, overdue interest shall bear interest at a fluctuating rate per annum which at all times shall be equal to the sum of
(i) four (4%) percent per annum plus (ii) the per annum rate otherwise payable under the Revolving Note (but in no event in excess of the maximum rate from time to time permitted by then applicable law), compounded monthly and payable on demand. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made, on a schedule attached to the Revolving Note or on the books of the Bank, at or following the time of making each Revolving Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Revolving Loans. The amount so noted shall constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the Revolving Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower or any right of the Bank hereunder or under the Revolving Note. All payments of interest, principal and any other sum payable hereunder and/or under the Revolving Note shall be made to the Bank, in lawful money of the United States in immediately available funds, at its office at One Federal Street, Boston, MA 02110 or to such other address as the Bank may from time to time direct. All payments received by the Bank after 2:00 p.m. on any day shall be deemed received as of the next succeeding Business Day. All monies received by the Bank shall be applied first to fees, charges, costs and expenses payable to the Bank under this letter agreement, the Revolving Note and/or any of the other Loan Documents, next to interest then accrued on account of any Revolving Loans or letter of credit reimbursement obligations and only thereafter to principal of the Revolving Loans and letter of credit reimbursement obligations. All interest and fees payable hereunder and/or under the Revolving Note shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

        1.3. Repayment; Renewal. The Borrower shall repay in full all Revolving Loans and all interest thereon upon the first to occur of: (i) the Expiration Date or (ii) an acceleration under section 5.2(a) following an Event of Default. The Borrower may repay, at any time, without penalty or premium, the whole or any portion of any Revolving Loan. In addition, if at any time the Borrowing Base is in an amount which is less than the then outstanding Aggregate Bank Liabilities, the Borrower will forthwith prepay so much of the Revolving Loans as may be required (or arrange for the termination of such letters of credit as may be required) so that the Aggregate Bank Liabilities will not exceed the Borrowing Base. The Bank may, at its sole discretion, renew the financing arrangements described in this letter agreement by extending the Expiration Date in a writing signed by the Bank and accepted by the Borrower. Neither the inclusion in this letter agreement or elsewhere of covenants relating to periods of time after the Expiration Date, nor any other provision hereof, nor any action (except a written extension pursuant to the immediately preceding sentence), non-action or course of dealing on the part of the Bank will be deemed an extension of, or agreement on the part of the Bank to extend, the Expiration Date.

        1.4. Advances and Payments. The proceeds of all Revolving Loans shall be credited by the Bank to a general deposit account maintained by the Borrower with the Bank. The proceeds of each Revolving Loan will be used by the Borrower solely (i) for working capital purposes, (ii) to pay principal of and interest on the Coherent Notes when same becomes due, (iii) to pay interest on the Restructured Subordinated Notes as same becomes due and (iv) to pay when due the 5% per annum fee described in clause (i) of ss.4.4 below to the extent (but only to the extent) that such fee is classified as indebtedness in accordance with generally accepted accounting principles and is not deemed to be a dividend.

         The Bank may charge any general deposit account of the Borrower at the Bank with the amount of all payments of interest, principal and other sums due, from time to time, under this letter agreement and/or the Revolving Note and/or with respect to any letter of credit; and will thereafter notify the Borrower of the amount so charged. The failure of the Bank so to charge any account or to give any such notice shall not affect the obligation of the Borrower to pay interest, principal or other sums as provided herein or in the Revolving Note or with respect to any letter of credit.

         Whenever any payment to be made to the Bank hereunder or under the Revolving Note or with respect to any letter of credit shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time. All payments by the Borrower hereunder and/or in respect of the Revolving Note and/or with respect to any letter of credit shall be made net of any impositions or taxes and without deduction, set-off or counterclaim, notwithstanding any claim which the Borrower may now or at any time hereafter have against the Bank.

        1.5. Letters of Credit. At the Borrower's request, the Bank may, from time to time, in its sole discretion issue one or more letters of credit for the account of the Borrower; provided that at the time of such issuance and after giving effect thereto the Aggregate Bank Liabilities will in no event exceed the lesser of (i) $10,000,000 or (ii) the then effective Borrowing Base.

Any such letter of credit will be issued for such fee and upon such terms and conditions as may be agreed to by the Bank and the Borrower at the time of issuance. The Borrower hereby authorizes the Bank, without further request from the Borrower, to cause the Borrower's liability to the Bank for reimbursement of funds drawn under any such letter of credit to be repaid from the proceeds of a Revolving Loan to be made hereunder. The Borrower hereby irrevocably requests that such Revolving Loans be made.

        1.6. Conditions to Advance. Prior to the making of the initial Revolving Loan or the issuance of any letter of credit hereunder, the Borrower shall deliver to the Bank duly executed copies of this letter agreement, the Security Agreements, the Guaranties, the Intellectual Property Security Agreements, the Revolving Note and the documents and other items listed on the Closing Agenda delivered herewith by the Bank to the Borrower, all of which, as well as all legal matters incident to the transactions contemplated hereby, shall be satisfactory in form and substance to the Bank and its counsel.

         Without limiting the foregoing, any Revolving Loan or letter of credit issuance (including the initial Revolving Loan or letter of credit issuance) is subject to the further conditions precedent that on the date on which such Revolving Loan is made or such letter of credit is issued (and after giving effect thereto):

         (a) All statements, representations and warranties of the Borrower and/or Star made in this letter agreement and/or in any Security Agreement shall continue to be correct in all material respects as of the date of such Revolving Loan or the date of issuance of such letter of credit, as the case may be.

         (b) All covenants and agreements of the Borrower and/or Star contained herein and/or in any of the other Loan Documents shall have been complied with in all material respects on and as of the date of such Revolving Loan or the date of issuance of such letter of credit, as the case may be.

         (c) No event which constitutes, or which with notice or lapse of time or both could constitute, an Event of Default shall have occurred and be continuing.

         (d) No material adverse change shall have occurred in the financial condition of the Borrower and/or Star from that disclosed in the financial statements then most recently furnished to the Bank.

         Each request by the Borrower for any Revolving Loan or for the issuance of any letter of credit, and each acceptance by the Borrower of the proceeds of any Revolving Loan or delivery of a letter of credit, will be deemed a representation and warranty by each of the Borrower and Star that at the date of such Revolving Loan or the date of issuance of such letter of credit, as the case may be, and after giving effect thereto all of the conditions set forth in the foregoing clauses (a)-(d) of this ss.1.6 will be satisfied. Each request for a Revolving Loan or letter of credit issuance will be accompanied by a borrowing base certificate on a form satisfactory to the Bank, executed by the chief financial officer of the Borrower, unless such a certificate shall have been previously furnished setting forth the Borrowing Base as at a date not more than 20 days prior to the date of the requested borrowing or the requested letter of credit issuance, as the case may be.

II.  REPRESENTATIONS AND WARRANTIES

        2.1. Representations and Warranties. In order to induce the Bank to enter into this letter agreement and to make Revolving Loans hereunder and/or issue letters of credit hereunder, the Borrower warrants and represents to the Bank as follows:

         (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Borrower has full corporate power to own its property and conduct its business as now conducted, to grant the security interests contemplated by the Borrower's Security Agreement and the Borrower's Intellectual Property Security Agreements and to enter into and perform this letter agreement and the other Loan Documents. The Borrower is duly qualified to do business and is in good standing in Massachusetts and is also duly qualified to do business in and is in good standing in each other jurisdiction in which the Borrower maintains any facility, sales office, warehouse or other location, and in each other jurisdiction where the failure so to qualify could (singly or in the aggregate with all other such failures) have a material adverse effect on the financial condition, business or prospects of the Borrower, all such jurisdictions being listed on item 2.1(a) of the attached Disclosure Schedule. At the date hereof, the Borrower has no Subsidiaries, except as shown on said item 2.1(a) of the attached Disclosure Schedule. The Borrower is not a member of any partnership or joint venture, except as shown on said item 2.1(a) of the attached Disclosure Schedule.

         (b) At the date of this letter agreement, no Person is known by the Borrower to own, of record and/or beneficially, 5% or more of the outstanding shares of any class of capital stock of the Borrower, except as set forth on item 2.1(b) of the attached Disclosure Schedule.

         (c) The execution, delivery and performance by the Borrower of this letter agreement and each of the other Loan Documents have been duly authorized by all necessary corporate and other action and do not and will not:

            (i) violate any provision of, or require any filings (other than filings under the Uniform Commercial Code), registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower;

            (ii) violate any provision of the charter or by-laws of the Borrower, or result in a breach of or constitute a default or require any waiver or consent under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound or affected or require any other consent of any Person; or

            (iii) result in, or require, the creation or imposition of any lien, security interest or other encumbrance (other than in favor of the Bank), upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

         (d) This letter agreement and each of the other Loan Documents has been duly executed and delivered by the Borrower and each is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as enforceability may be limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and by rules of law governing specific performance, injunctive relief and other equitable remedies.

         (e) Except as described on item 2.1(e) of the attached Disclosure Schedule, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could hinder or prevent the consummation of the transactions contemplated hereby or call into question the validity of this letter agreement or any of the other Loan Documents or any action taken or to be taken in connection with the transactions contemplated hereby or thereby or which in any single case or in the aggregate might result in any material adverse change in the business, prospects, condition, affairs or operations of the Borrower or any Subsidiary.

         (f) The Borrower is not in violation of any term of its charter or by-laws as now in effect. Except as described on item 2.1(f) of the attached Disclosure Schedule, neither the Borrower nor any Subsidiary of the Borrower is in material violation of any term of any mortgage, indenture or judgment, decree or order, or any other instrument, contract or agreement to which it is a party or by which any of its property is bound.

         (g) The Borrower has filed (and has caused each of its Subsidiaries to file) all federal, state and local tax returns, reports and estimates required to be filed by the Borrower and/or by any such Subsidiary. All such filed returns, reports and estimates have been completed in accordance with applicable law and the Borrower or the relevant Subsidiary has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by such returns, reports or estimates. No deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Borrower knows of no material tax liability or basis therefor.

         (h) The Borrower is in compliance (and each Subsidiary of the Borrower is in compliance) with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it, failure to comply with any of which could (singly or in the aggregate with all other such failures) have a material adverse effect upon the assets, business, financial condition or prospects of the Borrower or any such Subsidiary. Without limiting the foregoing, the Borrower has all the franchises, licenses, leases, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all premises occupied by it, as now conducted, owned and used.

         (i) The audited financial statements of the Borrower as at December 31, 1997 and the management-generated statements of the Borrower as at June 30, 1998, each heretofore delivered to the Bank, are complete and accurate and fairly present in all material respects the financial condition of the Borrower as at the respective dates thereof and for the periods covered thereby. Neither the Borrower nor any of the Borrower's Subsidiaries has any liability, contingent or otherwise, not disclosed in the aforesaid financial statements or in any notes thereto that could materially affect the financial condition of the Borrower. Since June 30, 1998, there has been no material adverse development in the business, condition or prospects of the Borrower, and the Borrower has not entered into any transaction other than in the ordinary course.

         (j) The principal place of business and chief executive offices of the Borrower are located at 45 Hartwell Avenue, Lexington, MA 02421. All of the books and records of the Borrower are located at said address. Except as described on item 2.1(j) of the attached Disclosure Schedule, no assets of the Borrower are located at any other address. Said item 2.1(j) of the attached Disclosure Schedule sets forth the names and addresses of the record owners of all premises where any material amount of Collateral is located.

         (k) The Borrower owns or has a valid right to use all of the patents, licenses, copyrights, trademarks, trade names and franchises ("Intellectual Property") now being used to conduct its business, described on item 2.1(k) of the attached Disclosure Schedule. None of the Intellectual Property owned by the Borrower is represented by a registered copyright, trademark, patent or other federal or state registration, except as shown on said item 2.1(k). To the best knowledge of the Borrower, the conduct of the Borrower's business as now operated does not conflict with valid patents, licenses, copyrights, trademarks, trade names or franchises of others in any manner that could materially adversely affect the business, prospects, assets or condition, financial or otherwise, of the Borrower.

         (l) None of the executive officers or key employees of the Borrower is subject to any agreement in favor of anyone other than the Borrower which limits or restricts that person's right to engage in the type of business activity conducted or proposed to be conducted by the Borrower or which grants to anyone other than the Borrower any rights in any inventions or other ideas susceptible to legal protection developed or conceived by any such officer or key employee.

         (m) The Borrower is not a party to any contract or agreement which now has or, as far as can reasonably be foreseen by the Borrower at the date hereof, may have a material adverse effect on the financial condition, business, prospects or properties of the Borrower.

III.  AFFIRMATIVE COVENANTS AND REPORTING REQUIREMENTS

         Without limitation of any covenants and agreements contained in the Borrower's Security Agreement or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or any Revolving Loan or any of the other Obligations shall be outstanding or any letter of credit issued hereunder shall be outstanding:

        3.1. Legal Existence; Qualification; Compliance. The Borrower will maintain (and will cause each Subsidiary of the Borrower to maintain) its corporate existence and good standing in the jurisdiction of its incorporation. The Borrower will remain qualified to do business and in good standing in Massachusetts. The Borrower will qualify to do business and will remain qualified and in good standing (and the Borrower will cause each Subsidiary of the Borrower to qualify and remain qualified and in good standing) in each jurisdiction in which the failure so to qualify could (singly or in the aggregate with all other such failures) have a material adverse effect on the financial condition, business or prospects of the Borrower or any such Subsidiary. The Borrower will comply (and will cause each Subsidiary of the Borrower to comply) with its charter documents and by-laws. The Borrower will comply with (and will cause each Subsidiary of the Borrower to comply with) all applicable laws, rules and regulations (including, without limitation, ERISA and those relating to environmental protection) other than (i) laws, rules or regulations the validity or applicability of which the Borrower or such Subsidiary shall be contesting in good faith by proceedings which serve as a matter of law to stay the enforcement thereof and (ii) those laws, rules and regulations the failure to comply with any of which could not (singly or in the aggregate) have a material adverse effect on the financial condition, business or prospects of the Borrower or any such Subsidiary.

        3.2. Maintenance of Property; Insurance. The Borrower will maintain and preserve (and will cause each Subsidiary of the Borrower to maintain and preserve) all of its fixed assets in good working order and condition, making all necessary repairs thereto and replacements thereof. The Borrower will maintain all such insurance as may be required under the Borrower's Security Agreement and will also maintain, with financially sound and reputable insurers, insurance with respect to its property and business against such liabilities, casualties and contingencies and of such types and in such amounts as shall be reasonably satisfactory to the Bank from time to time and in any event all such insurance as may from time to time be customary for companies conducting a business similar to that of the Borrower in similar locales, with the Bank to be named as first loss payee on all policies relating to any Collateral; provided, however, that so long as no Event of Default has occurred and is continuing, (i) returned and unearned premiums may be paid directly to and may be retained by the Borrower and (ii) insurance proceeds from any casualty damages totalling $50,000 or less may be paid directly to and may be retained by the Borrower.

        3.3. Payment of Taxes and Charges. The Borrower will pay and discharge (and will cause each Subsidiary of the Borrower to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property, including, without limitation, taxes, assessments, charges or levies relating to real and personal property, franchises, income, unemployment, old age benefits, withholding, or sales or use, prior to the date on which penalties would attach thereto, and all lawful claims (whether for any of the foregoing or otherwise) which, if unpaid, might give rise to a lien upon any property of the Borrower or any such Subsidiary, except any of the foregoing which is being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and for which the Borrower has established and is maintaining adequate reserves. The Borrower will pay, and will cause each of its Subsidiaries to pay, in a timely manner, all lease obligations, all trade debt, purchase money obligations, equipment lease obligations and all of its other material Indebtedness. The Borrower will perform and fulfill all material covenants and agreements under any leases of real estate, agreements relating to purchase money debt, equipment leases and other material contracts. The Borrower will maintain in full force and effect, and comply with the terms and conditions of, all permits, permissions and licenses necessary or desirable for its business.

        3.4. Accounts. The Borrower will maintain its principal depository and operating accounts with the Bank.

        3.5. Conduct of Business. The Borrower will conduct, in the ordinary course, the business in which it is presently engaged. The Borrower will not, without the prior written consent of the Bank, directly or indirectly (itself or through any Subsidiary) enter into any other lines of business, businesses or ventures.

        3.6. Reporting Requirements. The Borrower will furnish to the Bank:

                     (i) Within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such fiscal year for the Borrower, including therein consolidated and consolidating balance sheets of the Borrower and Subsidiaries as at the end of such fiscal year and related consolidated and consolidating statements of income, stockholders' equity and cash flow for the fiscal year then ended. The annual consolidated financial statements shall be certified by independent public accountants selected by the Borrower and reasonably acceptable to the Bank, such certification to be in such form as is generally recognized as "unqualified" (except that the annual audit may be subject to a "going concern" qualification substantially similar to that issued by the Borrower's accountants in connection with the Borrower's fiscal 1997 financial statements).

                     (ii) Within 30 days after the end of each month, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries and related consolidated and consolidating income statements, unaudited but complete and fairly stated and prepared in accordance with generally accepted accounting principles consistently applied fairly presenting the financial condition of the Borrower as at the dates thereof and for the periods covered thereby (except that such monthly statements need not contain footnotes) and certified as being fairly stated (subject to normal year-end audit adjustments, which shall not be material) by the chief financial officer of the Borrower, such balance sheets to be as at the end of such month and such income statements to be for such month and for the fiscal year to date, in each case together with a comparison to budget.

                     (iii) At the time of delivery of each annual or monthly statement of the Borrower, a certificate executed by the chief financial officer of the Borrower stating that he or she has reviewed this letter agreement and the other Loan Documents and has no knowledge of any default by the Borrower in the performance or observance of any of the provisions of this letter agreement or of any of the other Loan Documents or, if he or she has such knowledge, specifying each such default and the nature thereof. Each financial statement given as at the end of any fiscal quarter of the Borrower will also set forth the calculations necessary to evidence compliance with ss.3.7.

                     (iv)  Monthly,  within 20 days after the end of each month,
         (A) an aging report in form satisfactory to the Bank covering all Receivables of the Borrower and (prior to the consummation of the Star Transaction) all Receivables of Star outstanding as at the end of such month, and (B) a certificate of the chief financial officer of the Borrower setting forth the Borrowing Base as at the end of such month, all in form reasonably satisfactory to the Bank.

                     (v) Promptly after receipt, a copy of all audits or reports submitted to the Borrower by independent public accountants in connection with any annual, special or interim audits of the books of the Borrower and any "management letter" prepared by such accountants.

                     (vi) As soon as possible and in any event within five days of the occurrence of any Event of Default or any event which, with the giving of notice or passage of time or both, would constitute an Event of Default, the statement of the Borrower setting forth details of each such Event of Default or event and the action which the Borrower proposes to take with respect thereto.

                     (vii) Promptly (and in any event within 30 days) after service of legal process upon the Borrower or the Borrower otherwise having knowledge thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, to which the Borrower or any Subsidiary of the Borrower is a party; provided, however, that the Borrower will not be deemed required by this clause (vii) to give notice of any such action, suit or proceeding filed against the Borrower or any such Subsidiary which seeks monetary damages only in an amount of $100,000 or less.

                     (viii) Promptly upon filing any registration statement or listing application (or any supplement or amendment to any registration statement or listing application) with the Securities and Exchange Commission ("SEC") or any successor agency or with any stock exchange or with the National Association of Securities Dealers quotations system, a copy of same.

                     (ix) A copy of each periodic or current report filed with the SEC or any successor agency and each annual report, proxy statement and other communication sent to shareholders or other securityholders generally, such copy to be provided to the Bank promptly upon such filing with the SEC or such communication with shareholders or securityholders, as the case may be.

                     (x) Promptly upon applying for, or being granted, a federal or state registration for any copyright, trademark or patent or purchasing any registered copyright, trademark or patent, written notice to the Bank describing same, together with all such documents as may be required to give the Bank a fully perfected first priority security interest in each such copyright, trademark or patent.

                     (xi) Promptly after the Borrower has knowledge thereof, written notice of any development or circumstance which may reasonably be expected to have a material adverse effect on the Borrower or its business, properties, assets, Subsidiaries or condition, financial or otherwise.

                     (xii) Promptly upon request, such other information respecting the financial condition, operations, Receivables, inventory, machinery or equipment of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

         3.7. Profitability. The Borrower's results for its fiscal quarter ended September 30, 1998 will show a consolidated quarterly Net Loss not to equal or exceed $3,500,000. The Borrower will incur a consolidated quarterly Net Loss not to equal or exceed $2,000,000 for its fiscal quarter ending December 31, 1998. The Borrower will achieve consolidated quarterly Net Income of greater than $1.00 for each of its fiscal quarters ending March 31, 1999 and June 30, 1999. The Borrower will achieve consolidated quarterly Net Income of greater than $500,000 for its fiscal quarter ending September 30, 1999. The Borrower will achieve consolidated quarterly Net Income of greater than $750,000 for its fiscal quarter ending December 31, 1999 and for each fiscal quarter thereafter.

         3.8. Books and Records. The Borrower will maintain (and will cause each of its Subsidiaries to maintain) complete and fairly stated books, records and accounts which will at all times fairly reflect all of its transactions in accordance with generally accepted accounting principles consistently applied. The Borrower will, at any reasonable time and from time to time upon reasonable notice and during normal business hours (and at any time and without any necessity for notice following the occurrence of an Event of Default), permit the Bank, and any agents or representatives thereof, to examine and make copies of and take abstracts from the records and books of account of, and visit the properties of the Borrower and any of its Subsidiaries, and to discuss its affairs, finances and accounts with its officers, directors and/or independent accountants, all of whom are hereby authorized and directed to cooperate with the Bank in carrying out the intent of this ss.3.8. Each financial statement of the Borrower hereafter delivered pursuant to this letter agreement will be complete and will fairly present the financial condition of the Borrower as at the date thereof and for the periods covered thereby.

         3.9. Landlord's Waiver. Prior to the Bank making the first Revolving Loan, the Borrower will obtain, and will thereafter maintain in effect at all times, waivers from the owners of all premises in which any material amount of Collateral is located, such waivers to be in form and substance satisfactory to the Bank.

         3.10. Y2K Compliance. The Borrower will review the software which it uses in its business (and which its Subsidiaries use in their respective businesses) for "Year 2000" compliance. The Borrower will, on or before June 30, 1999, have completed all steps necessary to assure that such software will continue to function in the manner intended without interruption of service or other difficulty resulting from the "Year 2000 problem". The Borrower will, at the request of the Bank, provide such reports and such other information as the Bank may reasonably request in respect of the Borrower's program to assure such Year 2000 compliance.

         3.11. Agreements as to Star. As used herein, the term "Star Transaction" means the sale by the Borrower of all or substantially all of the stock or assets of Star to a Person unrelated to the Borrower for cash consideration which results (after payment of all amounts owed to Coherent, Inc.) in at least $40,000,000 in net proceeds to the Borrower on a pre-tax basis. The Borrower presently intends to complete the Star Transaction and to receive such proceeds on or before March 31, 1999. The Bank agrees that if the Star Transaction is consummated and such net proceeds are received on or before March 31, 1999, the Bank will, upon the payment of so much of the Revolving Loans as may be required so that the Aggregate Bank Liabilities will not exceed the Borrowing Base calculated without reference to any Receivables of Star, release the Star Security Agreement and the Star Intellectual Property Security Agreement and terminate the Star Guaranty.

         3.12. Agreements as to CTI. At all times on and after the CTI Compliance Date, all of the affirmative and negative covenants in Articles III and IV will be deemed to apply to CTI as a "Subsidiary" of the Borrower. The Borrower will promptly notify the Bank of the occurrence of the CTI Compliance Date. Immediately following the CTI Compliance Date, the Borrower will obtain from CTI and deliver to the Bank (i) a guaranty by CTI of the obligations of the Borrower under this letter agreement, the Revolving Note and the other Loan Documents, (ii) security agreements granting to the Bank a security interest in all assets of CTI, together with all filings needed to perfect such security interest and appropriate landlord's waivers, (iii) certificates of appropriate governmental authorities as to the legal existence, qualification and good standing of CTI, (iv) a Secretary's Certificate as to CTI's charter documents and by-laws, the incumbency and signatures of CTI's officers, and the resolutions of CTI's Board of Directors (and, if necessary, stockholders) approving the aforesaid guaranty and security agreements, and (v) an opinion of CTI's counsel in form and substance satisfactory to the Bank, all of the documents described in clauses (i) - (v) of this sentence to be satisfactory in form and substance to the Bank.

         3.13. Agreements as to PEC. At all times on and after the PEC Compliance Date, all of the affirmative and negative covenants in Articles III and IV will be deemed to apply to PEC as a "Subsidiary" of the Borrower. The Borrower will promptly notify the Bank of the occurrence of the PEC Compliance Date. Immediately following the PEC Compliance Date, the Borrower will obtain from PEC and deliver to the Bank (i) a guaranty by PEC of the obligations of the Borrower under this letter agreement, the Revolving Note and the other Loan Documents, (ii) security agreements granting to the Bank a security interest in all assets of PEC, together with all filings needed to perfect such security interest and appropriate landlord's waivers, (iii) certificates of appropriate governmental authorities as to the legal existence, qualification and good standing of PEC, (iv) a Secretary's Certificate as to PEC's charter documents and by-laws, the incumbency and signatures of PEC's officers, and the resolutions of PEC's Board of Directors (and, if necessary, stockholders) approving the aforesaid guaranty and security agreements, and (v) an opinion of PEC's counsel in form and substance satisfactory to the Bank, all of the documents described in clauses (i) - (v) of this sentence to be satisfactory in form and substance to the Bank.

IV.  NEGATIVE COVENANTS

         Without limitation of any covenants and agreements contained in the Borrower's Security Agreement or elsewhere, the Borrower agrees that so long as the financing arrangements contemplated hereby are in effect or any Revolving Loan or any of the other Obligations shall be outstanding or any letter of credit issued hereunder shall be outstanding:

         4.1. Indebtedness. The Borrower will not create, incur, assume or suffer to exist any Indebtedness (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness), except for:

         (i) Indebtedness owed to the Bank, including, without limitation, the Indebtedness represented by the Revolving Note and any Indebtedness in respect of letters of credit issued by the Bank;

         (ii) Indebtedness of the Borrower or any Subsidiary for taxes, assessments and governmental charges or levies not yet due and payable;

         (iii) unsecured current liabilities of the Borrower or any Subsidiary (other than for money borrowed or for purchase money Indebtedness with respect to fixed assets) incurred upon customary terms in the ordinary course of business;

         (iv)  purchase  money  Indebtedness  (including,   without  limitation,
         Indebtedness in respect of capitalized equipment leases) incurred in the future to equipment vendors and/or lessors for equipment hereafter purchased or leased by the Borrower for use in the Borrower's business, provided that the total of Indebtedness permitted under this clause
         (iv) (exclusive of presently-existing  financing permitted under clause
         (v) of this ss.4.1) will not exceed $250,000 in the aggregate outstanding at any one time;

         (v) other Indebtedness existing at the date hereof (including, without limitation, the Coherent Notes and certain amounts owed to Coherent, Inc. in respect of prepaid invoices), but only to the extent set forth on item 4.1 of the attached Disclosure Schedule and without any increase thereof; and

         (vi) any guaranties or other contingent liabilities expressly permitted pursuant to section 4.3.

        4.2. Liens. The Borrower will not create, incur, assume or suffer to exist (nor allow any of its Subsidiaries to create, incur, assume or suffer to exist) any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature (collectively, "Liens"), upon or with respect to any of its property or assets, now owned or hereafter acquired, except that the foregoing restrictions shall not apply to:

         (i) Liens for taxes, assessments or governmental charges or levies on property of the Borrower or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty;

         (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business for sums not yet due or which are being contested in good faith and by appropriate proceedings which serve as a matter of law to stay the enforcement thereof and as to which adequate reserves have been made;

         (iii)  pledges  or  deposits   under   workmen's   compensation   laws,
         unemployment insurance, social security, retirement benefits or similar legislation;

         (iv)   Liens in favor of the Bank;

         (v) Liens in favor of equipment vendors and/or lessors securing purchase money Indebtedness to the extent permitted by clause (iv) of ss.4.1; provided that no such Lien will extend to any property of the Borrower other than the specific items of equipment financed;

         (vi) a Lien on inventory of Star securing the Coherent Notes;

         (vii) a Lien on certain specified accounts receivable of the Borrower (more particularly described on item 4.2 of the attached Disclosure Schedule) securing the amounts owed to Coherent, Inc. for prepaid invoices as described in clause (v) of ss.4.1; or

         (viii) other Liens existing at the date hereof, but only to the extent and with the relative priorities set forth on item 4.2 of the attached Disclosure Schedule.

        4.3. Guaranties. The Borrower will not, without the prior written consent of the Bank, assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) (and will not permit any of its Subsidiaries so to assume, guaranty or become directly or contingently liable) in connection with any indebtedness of any other Person, except (i) guaranties by endorsement for deposit or collection in the ordinary course of business and (ii) guaranties existing at the date hereof and described on item 4.3 of the attached Disclosure Schedule.

        4.4. Dividends. The Borrower will not, without the prior written consent of the Bank, make any distributions to its shareholders, pay any dividends (other than dividends payable solely in capital stock of the Borrower) or redeem, purchase or otherwise acquire, directly or indirectly any of its capital stock, except that (i) the Borrower may, without being deemed to be in violation of this ss.4.4, pay to certain of its stockholders a fee at the rate of 5% per annum (payable quarterly) on the amount invested by such stockholders ($10,200,000 in the aggregate) in the equity of the Borrower in February 1998 and July 1998, and (ii) the Borrower may, without being deemed to be in violation of this ss.4.4, complete the presently-contemplated redemption of Series H Preferred Stock of the Borrower for an aggregate principal amount not in excess of $450,000; provided that in no event will any payment to be made under clause (i) or clause (ii) of this sentence be funded, in whole or in part, with the proceeds of any Revolving Loan.

        4.5. Loans and Advances. The Borrower will not make (and will not permit any Subsidiary to make) any loans or advances to any Person, including, without limitation, the Borrower's directors, officers and employees, except (i) travel advances and other expense advances made to officers and employees in the ordinary course and repaid in the ordinary course and (ii) other loans and advances to officers and employees in an aggregate amount not to exceed $25,000 outstanding at any one time.

        4.6. Investments. The Borrower will not, without the Bank's prior written consent, invest in, hold or purchase any stock or securities of any Person (nor will the Borrower permit any of its Subsidiaries to invest in, purchase or hold any such stock or securities) except (i) readily marketable direct obligations of, or obligations guarantied by, the United States of America or any agency thereof, (ii) other investment grade debt securities,
(iii) mutual funds, the assets of which are primarily invested in items of the kind described in the foregoing clauses (i) and (ii) of this ss.4.6, (iv) deposits with or certificates of deposit issued by the Bank and any other obligations of the Bank or the Bank's parent, (v) deposits in any other bank organized in the United States having capital in excess of $100,000,000, and
(vi) investments in any Subsidiaries now existing or hereafter created by the Borrower pursuant to ss.4.7 below; provided that in any event the Tangible Net Worth of the Borrower alone (exclusive of its investment in Subsidiaries and any debt owed by any Subsidiary to the Borrower) will not be less than 90% of the consolidated Tangible Net Worth of the Borrower and Subsidiaries.

        4.7. Subsidiaries; Acquisitions. The Borrower will not, without the prior written consent of the Bank, form or acquire any Subsidiary or make any other acquisition of the stock of any other Person or of all or substantially all of the assets of any other Person. The Borrower will not become a partner in any partnership.

        4.8. Merger; Disposition of Assets. The Borrower will not, without the prior written consent of the Bank, merge or consolidate with any Person, or sell, lease, transfer or otherwise dispose of any material portion of its assets (whether in one or more transactions), other than (i) sale of inventory in the ordinary course, (ii) the sale of Star to Coherent, Inc. pursuant to the Star Transaction on or before March 31, 1999 and (iii) a sale or transfer of any Intellectual Property of the Borrower so long as (A) such sale or transfer could not have a materially adverse effect on the business, condition or prospects of the Borrower and (B) the Borrower gives the Bank not less than 20 days' prior written notice of each such sale or transfer, in such detail as shall be reasonably acceptable to the Bank. The Bank specifically acknowledges that this letter agreement contemplates and permits the sale of Star to Coherent, Inc. pursuant to the Star Transaction on or before March 31, 1999, with the Bank's security interests in Star's assets to be released under the circumstances described in ss.3.11 above. The Bank also consents to the granting by the Borrower, on commercially reasonable terms, of one or more sublicenses of the Borrower's rights under a certain patent license from Massachusetts General Hospital to the Borrower with respect to laser hair removal.

        4.9. Affiliate Transactions. The Borrower will not, without prior written consent of the Bank, enter into any transaction, including, without limitation, the purchase, sale or exchange of any property or the rendering of any service, with any affiliate of the Borrower, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arms'-length transaction with any Person not an affiliate; provided that nothing in this ss.4.9 shall be deemed to prohibit the payment of salary or other similar payments to any officer or director of the Borrower at a level consistent with the salary and other payments being paid at the date of this letter agreement and heretofore disclosed in writing to the Bank, nor to prevent the hiring of additional officers at a salary level consistent with industry practice, nor to prevent reasonable periodic increases in salary. For the purposes of this letter agreement, "affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Borrower; any officer or director or former officer or director of the Borrower; any Person owning of record or beneficially, directly or indirectly, 5% or more of any class of capital stock of the Borrower or 5% or more of any class of capital stock or other equity interest having voting power (under ordinary circumstances) of any of the other Persons described above; and any member of the immediate family of any of the foregoing. "Control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any Person, whether through ownership of voting equity, by contract or otherwise.

         4.10. Change of Address, etc. The Borrower will not change its name or legal structure, nor will the Borrower move its chief executive offices or principal place of business from the address described in the first sentence of ss.2.1(j) above, nor will the Borrower remove any books or records from such address, nor will the Borrower keep any Collateral belonging to the Borrower at any location other than the premises described in ss.2.1(j) without, in each instance, giving the Bank at least 30 days' prior written notice and providing all such financing statements, certificates and other documentation as the Bank may request in order to maintain the perfection and priority of the security interests granted or intended to be granted pursuant to the Borrower's Security Agreement. The Borrower will not change its fiscal year or methods of financial reporting unless, in each instance, prior written notice of such change is given to the Bank and prior to such change the Borrower enters into amendments to this letter agreement in form and substance satisfactory to the Bank in order to preserve unimpaired the rights of the Bank and the obligations of the Borrower hereunder.

         4.11. Hazardous Waste. Except as provided below, the Borrower will not dispose of or suffer or permit to exist any hazardous material or oil on any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, nor shall the Borrower store (or permit any Subsidiary to store) on any site or vessel owned, occupied or operated by the Borrower or any such Subsidiary, or transport or arrange the transport of, any hazardous material or oil (the terms "hazardous material", "oil", "site" and "vessel", respectively, being used herein with the meanings given those terms in Mass. Gen. Laws, Ch. 21E or any comparable terms in any comparable statute in effect in any other relevant jurisdiction). The Borrower shall provide the Bank with written notice of (i) the intended storage or transport of any hazardous material or oil by the Borrower or any Subsidiary of the Borrower, (ii) any known release or known threat of release of any hazardous material or oil at or from any site or vessel owned, occupied or operated by the Borrower or any Subsidiary of the Borrower, and (iii) any incurrence of any expense or loss by any government or governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss the Borrower or any Subsidiary of the Borrower may be liable. Notwithstanding the foregoing, the Borrower and its Subsidiaries may use, store and transport, and need not notify the Bank of the use, storage or transportation of, (x) oil in reasonable quantities, as fuel for heating of their respective facilities or for vehicles or machinery used in the ordinary course of their respective businesses and (y) hazardous materials that are solvents, cleaning agents or other materials used in the ordinary course of the respective business operations of the Borrower and its Subsidiaries, in reasonable quantities, as long as in any case the Borrower or the Subsidiary concerned (as the case may be) has obtained and maintains in effect any necessary governmental permits, licenses and approvals, complies with all requirements of applicable federal, state and local law relating to such use, storage or transportation, follows the protective and safety procedures that a prudent businessperson conducting a business the same as or similar to that of the Borrower or such Subsidiary (as the case may be) would follow, and disposes of such materials (not consumed in the ordinary course) only through licensed providers of hazardous waste removal services.

         4.12. No Margin Stock. No proceeds of any Revolving Loan shall be used directly or indirectly to purchase or carry any margin security.

         4.13. Subordinated Debt. The Borrower will not directly or indirectly make any optional or voluntary prepayment or purchase of Subordinated Debt or modify, alter or add any provisions with respect to payment of Subordinated Debt. In any event, the Borrower will not make any payment of any principal of or interest on any Subordinated Debt at any time when there exists, or if there would result therefrom, any Event of Default hereunder. Without limitation of the foregoing, the Restructured Subordinated Notes shall contain subordination provisions satisfactory to the Bank and shall in any event provide that no payment (of principal, interest, fees and/or any put or repurchase price) shall be made with respect to any of the Restructured Subordinated Notes at any time when there exists any Default or Event of Default or any Default or Event of Default would result therefrom.

V.  DEFAULT AND REMEDIES

        5.1. Events of Default. The occurrence of any one of the following events shall constitute an Event of Default hereunder:

         (a) The Borrower shall fail to make any payment of principal of or interest on the Revolving Note on or before the date when due; or the Borrower shall fail to pay when due any amount owed to the Bank in respect of any letter of credit now or hereafter issued by the Bank; or

         (b) Any representation or warranty of the Borrower contained herein shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by the Borrower in connection with any Revolving Loan or letter of credit shall at any time prove to have been incorrect in any material respect when made; or

         (c) The Borrower shall default in the performance or observance of any agreement or obligation under any of ss.ss.3.6 or 3.7 or Article IV; or

         (d) The Borrower shall default in the performance or observance of any agreement or obligation under any of ss.ss.3.1, 3.3, 3.11, 3.12 or 3.13 and such default shall continue uncured for 30 days after the Borrower first knows of (or reasonably should know of) such default or of the events or circumstances giving rise to such default; or

         (e) The Borrower shall default in the performance or observance of any other term, covenant or agreement contained in this letter agreement and such default has not been cured within 30 days after notice thereof shall have been given to the Borrower; or

         (f) Any default on the part of the Borrower or any Subsidiary of the Borrower shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under any other contract, agreement or undertaking now existing or hereafter entered into with or for the benefit of the Bank (or any affiliate of the Bank); or

         (g) Any default shall exist and remain unwaived or uncured with respect to any other Indebtedness of the Borrower or any Subsidiary of the Borrower in excess of $250,000 in aggregate principal amount or with respect to any instrument evidencing, guaranteeing, securing or otherwise relating to any such Indebtedness, or any such Indebtedness in excess of $250,000 in aggregate principal amount shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which then currently permits the acceleration of the maturity of any such Indebtedness by the holder of holders thereof; or

         (h) The Borrower or Star shall be dissolved, or the Personal Guarantor shall die, or any Guarantor shall become insolvent, or the Borrower or any Subsidiary of the Borrower or any Guarantor shall cease paying its or his debts as they mature or shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for the Borrower or for any Subsidiary of the Borrower or for any Guarantor or for a substantial part of the property of the Borrower or of any such Subsidiary or of any Guarantor, or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower or any such Subsidiary or any Guarantor under the laws of any jurisdiction (except for an involuntary proceeding filed against the Borrower or any Subsidiary of the Borrower or any Guarantor which is dismissed within 60 days following the institution thereof); or

         (i) Any attachment, execution or similar process relating to an amount in excess of $250,000 shall be issued or levied against any of the property of the Borrower or any Subsidiary and such attachment, execution or similar process shall not be paid, stayed, released, vacated or fully bonded within 20 days after its issue or levy; or

         (j) Any final uninsured judgment in excess of $250,000 shall be entered against the Borrower or any Subsidiary of the Borrower by any court of competent jurisdiction and shall not be paid, vacated, bonded or stayed within 30 days after its entry; or

         (k) The Borrower or any Subsidiary of the Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower or any Subsidiary of the Borrower to the PBGC which in the reasonable opinion of the Bank may have a material adverse effect upon the financial condition of the Borrower or any such Subsidiary; or

         (l) Any Security Agreement or any other Loan Document shall for any reason (other than due to payment in full of all amounts secured or evidenced thereby or due to discharge in writing by the Bank) not remain in full force and effect; or

         (m) The security interests and liens of the Bank in and on any of the Collateral shall for any reason (other than due to payment in full of all amounts secured thereby or due to written release by the Bank) not be fully perfected liens and security interests; or

         (n) At any time, 50% or more of the outstanding shares of voting stock of the Borrower shall be owned by any Person or by any "group" (as defined in
the  Securities   Exchange

Act of 1934, as amended, and the regulations thereunder), other than by one or more of the Persons listed on item 5.1(n) of the attached Disclosure Schedule; or

         (o) Any default shall exist under any Guaranty or any Guaranty shall for any reason not be in full force and effect (except, as to the Star Guaranty, if same is terminated pursuant to ss.3.11 above); or

         (p) There shall occur any other material adverse change in the condition (financial or otherwise), operations, properties, assets, liabilities or earnings of the Borrower or any Guarantor.

        5.2. Rights and Remedies on Default. Upon the occurrence of any Event of Default (continuing beyond the expiration of any applicable notice and/or grace period, if any), in addition to any other rights and remedies available to the Bank hereunder or otherwise, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

         (a) Declare the entire unpaid principal amount of the Revolving Note then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this letter agreement, and all other Indebtedness of the Borrower to the Bank, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

         (b) Terminate the revolving financing arrangements provided for by this letter agreement.

         (c) Exercise all rights and remedies hereunder, under the Revolving Note, under the Security Agreements, under the Intellectual Property Security Agreements, under the Guaranties or any of same and under each and any other agreement with the Bank; and exercise all other rights and remedies which the Bank may have under applicable law.

        5.3. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default (continuing beyond the expiration of any applicable notice and/or grace period, if any), the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits and any other Indebtedness at any time held or owing by the Bank or any affiliate thereof to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Bank under this letter agreement or otherwise, irrespective of whether or not the Bank shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of other collateral. As further security for the Obligations, the Borrower also grants to the Bank a security interest with respect to all its deposits and all securities or other property in the possession of the Bank or any affiliate of the Bank from time to time, and, upon the occurrence of any Event of Default, the Bank may exercise all rights and remedies of a secured party under the Uniform Commercial Code. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY THE BANK OF ITS RIGHT OF SET-OFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

        5.4. Letters of Credit. Without limitation of any other right or remedy of the Bank, (i) if an Event of Default shall have occurred and the Bank shall have accelerated the Revolving Loans or (ii) if this letter agreement and/or the revolving financing arrangements described herein shall have expired or shall have been earlier terminated by either the Bank or the Borrower for any reason, the Borrower will forthwith deposit with the Bank in cash a sum equal to the total of all then undrawn amounts of all outstanding letters of credit issued by the Bank for the account of the Borrower.

VI.  MISCELLANEOUS

        6.1. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses (including, without limitation, reasonable legal fees) of the Bank in connection with the preparation, execution and delivery of this letter agreement, the Security Agreements, the Revolving Note and all other instruments and documents to be delivered in connection with any Revolving Loan or any letter of credit issued hereunder and any amendments or modifications of any of the foregoing, as well as the costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) incurred by the Bank in connection with preserving, enforcing or exercising, upon default, any rights or remedies under this letter agreement, the Security Agreements, the Revolving Note and all other instruments and documents delivered or to be delivered hereunder or in connection herewith, all whether or not legal action is instituted. In addition, the Borrower shall be obligated to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this letter agreement, the Security Agreements, the Revolving Note and all other instruments and documents to be delivered in connection with any Obligation. Any fees, expenses or other charges which the Bank is entitled to receive from the Borrower under this Section shall bear interest from the date of any demand therefor until the date when paid at a rate per annum equal to the sum of (i) four (4%) percent plus (ii) the per annum rate otherwise payable under the Revolving Note (but in no event in excess of the maximum rate permitted by then applicable law).

        6.2. Capital Adequacy. If the Bank shall have determined that the adoption or phase-in after the date hereof of any applicable law, rule or regulation regarding capital requirements for banks or bank holding companies, or any change therein after the date hereof, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such entity regarding capital adequacy

(whether or not having the force of law) has or would have the effect of reducing the return on the Bank's capital with respect to the Revolving Loans, the within-described revolving loan facility and/or letters of credit issued for the account of the Borrower to a level below that which the Bank could have achieved (taking into consideration the Bank's policies with respect to capital adequacy immediately before such adoption, phase-in, change or compliance and assuming that the Bank's capital was then fully utilized) but for such adoption, phase-in, change or compliance by any amount deemed by the Bank to be material:
(i) the Bank shall promptly after its determination of such occurrence give notice thereof to the Borrower; and (ii) the Borrower shall pay forthwith to the Bank as an additional fee such amount as the Bank certifies to be the amount that will compensate it for such reduction with respect to the Revolving Loans, the within-described revolving loan facility and/or such letters of credit.

         A certificate of the Bank claiming compensation under this Section shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amounts, the Bank may use any reasonable averaging and attribution methods. No failure on the part of the Bank to demand compensation on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion and no failure on the part of the Bank to deliver any certificate in a timely manner shall in any way reduce any obligation of the Borrower to the Bank under this Section.

        6.3. Facility Fees. With respect to the within arrangements for Revolving Loans, the Borrower will pay to the Bank, at the time of execution and delivery of this letter agreement, a non-refundable fee of $10,000. The Borrower will also pay to the Bank with respect to the within arrangements for Revolving Loans, on the last day of each calendar quarter (commencing on December 31,
1998) as long as the within-described Revolving Loan arrangements are in effect and on the Expiration Date or earlier date of termination of such Revolving Loan arrangements, a non-refundable commitment fee computed quarterly in arrears on the daily average unused portion of the Bank's total revolving commitment during the calendar quarter (or partial calendar quarter) then ended. Such commitment fee will be payable at a rate of 0.5% per annum based on such unused portion of the Bank's total revolving commitment and will be appropriately prorated for any partial calendar quarter. As used herein, the Bank's "total revolving commitment" will be deemed to be equal to the Maximum Revolving Credit as in effect from time to time and the "unused portion" on any day means that amount by which (x) the then effective Maximum Revolving Credit exceeds (y) the total of (1) the aggregate principal amounts of the Revolving Loans outstanding at that day and (2) the then total undrawn amounts of all letters of credit issued hereunder and then outstanding, whether such excess results from the Bank not making Revolving Loans or issuing letters of credit up to the Maximum Revolving Credit, from the repayment of Revolving Loans or the termination of letters of credit or from any other circumstance. In addition, if the within-described revolving financing arrangements are cancelled or terminated prior to November 16, 1999 by the Borrower for any reason (not including termination by the Bank due to the Borrower's default), the Borrower shall forthwith upon such cancellation or termination pay to the Bank a sum equal to all of the commitment fees which would have become due, absent such cancellation or termination, pursuant to the immediately preceding three sentences with respect to the period beginning on the date of such cancellation or termination and continuing through November 16, 1999, assuming, for the purposes of this calculation, that no Revolving Loans or letters of credit would be outstanding during such period. The fees described in this Section are in addition to any balances and fees required by the Bank or any of its affiliates in connection with any other services now or hereafter made available to the Borrower.

        6.4. Other Agreements. The provisions of this letter agreement are not in derogation or limitation of any obligations, liabilities or duties of the Borrower under any of the other Loan Documents or any other agreement with or for the benefit of the Bank. No inconsistency in default provisions between this letter agreement and any of the other Loan Documents or any such other agreement will be deemed to create any additional grace period or otherwise derogate from the express terms of each such default provision. No covenant, agreement or obligation of the Borrower contained herein, nor any right or remedy of the Bank contained herein, shall in any respect be limited by or be deemed in limitation of any inconsistent or additional provisions contained in any of the other Loan Documents or in any such other agreement.

         6.5. Governing Law. This letter agreement and the Revolving Note shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

         6.6. Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be mailed or delivered to the applicable party at the address indicated below:

                   If to the Borrower:

                   Palomar Medical Technologies, Inc.
                   45 Hartwell Avenue
                   Lexington, MA  02421
                   Attention:  Paul S. Weiner, Director of Finance

                   with a copy so mailed or delivered to:

                   Palomar Medical Technologies, Inc.
                   45 Hartwell Avenue
                   Lexington, MA  02421
                   Attention:  General Counsel

                   If to the Bank:

                   Fleet National Bank
                   High Technology Division
                   One Federal Street
                   Mail Code:  MA OF DO7A
                   Boston, MA  02110
                   Attention:  Lucie Burke, Vice President

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed delivered on the earlier of (i) the date received or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt if deposited in the United States mails, sent postage prepaid, certified or registered mail, return receipt requested, addressed as aforesaid.

        6.7. Binding Effect; Assignment; Termination. This letter agreement shall be binding upon the Borrower, its successors and assigns and shall inure to the benefit of the Borrower and the Bank and their respective permitted successors and assigns. The Borrower may not assign this letter agreement or any rights hereunder without the express written consent of the Bank. The Bank may, in accordance with applicable law, from time to time assign or grant participation in this letter agreement, the Revolving Loans, the Revolving Note and/or the letters of credit issued hereunder. Without limitation of the foregoing generality:

                  (i) The Bank may at any time pledge all or any portion of its rights under the Loan Documents (including any portion of the Revolving Note) to any of the 12 Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

                  (ii) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the Revolving Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective assignees and Participants; provided that the Bank shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information to the same extent as the Bank would be required to maintain such confidentiality.

         The Borrower may terminate this letter agreement and the financing arrangements made herein by giving written notice of such termination to the Bank together with payment of the sum (if any) due under the penultimate sentence of ss.6.3; provided that no such termination will release or waive any of the Bank's rights or remedies or any of the Borrower's obligations under this letter agreement or any of the other Loan Documents unless and until the Borrower has paid in full the Revolving Loans and all interest thereon and all fees and charges payable in connection therewith and all letters of credit issued hereunder have been terminated.

        6.8. Consent to Jurisdiction. The Borrower irrevocably submits to the non-exclusive jurisdiction of any Massachusetts court or any federal court sitting within The Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this letter agreement and/or the Revolving Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Borrower in one of the manners specified in the following paragraph of this ss.6.8 or as otherwise permitted by law.

         The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraph of this ss.6.8 either (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth in ss.6.6 (as such address may be changed from time to time pursuant to said ss.6.6) or (ii) by serving a copy thereof upon it at its address set forth in ss.6.6 (as such address may be changed from time to time pursuant to said ss.6.6).

        6.9. Severability. In the event that any provision of this letter agreement or the application thereof to any Person, property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this letter agreement, and the application of such provision to Persons, properties or circumstances other than those as to which it has been held invalid and unenforceable, shall not be affected thereby, and each provision of this letter agreement shall be valid and enforced to the fullest extent permitted by law.

         6.10. Replacement Note. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of the Revolving Note or of any other Loan Document which is not of public record and, in the case of any such mutilation, upon surrender and cancellation of such Revolving Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement Revolving Note or other Loan Document in the same principal amount (as to the Revolving Note) and in any event of like tenor.

         6.11. Usury. All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Revolving Note or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of the Indebtedness represented by the Revolving Note exceed the maximum permissible under applicable law. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank, in the execution, delivery and acceptance of the Revolving Note, to contract in strict compliance with the laws of The Commonwealth of Massachusetts. If, under any circumstances whatsoever, performance or fulfillment of any provision of the Revolving Note or any of the other Loan Documents at the time such provision is to be performed or fulfilled shall involve exceeding the limit of validity prescribed by applicable law, then the obligation so to be performed or fulfilled shall be reduced automatically to the limits of such validity, and if under any circumstances whatsoever the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by the Revolving Note and not to the payment of interest. The provisions of this ss.6.11 shall control every other provision of this letter agreement and of the Revolving Note.

         6.12. WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY MUTUALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, THE REVOLVING NOTE OR ANY OTHER LOAN DOCUMENTS OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ENTER INTO THIS LETTER AGREEMENT AND TO MAKE REVOLVING LOANS AS CONTEMPLATED HEREIN.

VII.  DEFINED TERMS

        7.1. Definitions. In addition to terms defined elsewhere in this letter agreement, as used in this letter agreement, the following terms have the following respective meanings:

         "ACH Transactions" - Any automated clearinghouse transactions which may be initiated by the Bank for the Borrower.

         "Aggregate Bank Liabilities" - At any time, the sum of (i) the principal amount of all Revolving Loans then outstanding, plus (ii) all then undrawn amounts of letters of credit issued by the Bank for the account of the Borrower, plus (iii) all amounts then drawn on any such letter of credit which at said date shall not have been reimbursed to the Bank by the Borrower.

         "Borrowing Base" - As determined at any time, the sum of (i) 80% of the aggregate principal amount of the Qualified Receivables of the Borrower and/or Star then outstanding, plus (ii) 90% of the aggregate principal amount of the L/C-Backed Foreign Receivables of the

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Borrower and/or Star then outstanding, plus (iii) 85% of the aggregate principal amount of the Insured Receivables of the Borrower and/or Star then outstanding, plus (iv) 100% of the principal amount of (A) any certificate of deposit hereafter issued by the Bank and purchased from the Bank by the Borrower which is pledged to the Bank by instruments satisfactory in form and substance to the Bank and in which the Bank has a fully perfected first priority security interest or (B) any deposit account now or hereafter established by the Borrower with the Bank, which account is blocked as to withdrawals by the Borrower, is pledged to the Bank by instruments satisfactory in form and substance to the Bank and in which the Bank has a fully perfected first priority security interest.

         "Business Day" - Any day which is not a Saturday, nor a Sunday nor a public holiday under the laws of the United States of America or The Commonwealth of Massachusetts applicable to a national bank.

         "Coherent Notes" - Promissory notes of the Borrower dated May 22, 1998 and June 19, 1998 in the aggregate original principal amount of $4,000,000, payable to the order of Coherent, Inc.

         "Collateral" - All property now or hereafter owned by the Borrower and/or Star (until the release of Star's Collateral pursuant to ss.3.11) or in which the Borrower and/or Star (until the release of Star's Collateral pursuant to ss.3.11) now or hereafter has any interest which is described as "Collateral" in any of the Security Agreements or in ss.7.2(b) below or in Star's Guaranty. From and after the date when CTI and/or PEC has executed and delivered a security agreement pursuant to ss.3.12 and/or ss.3.13, the term "Collateral" shall also refer to all property and interests now or hereafter owned by CTI and/or PEC, as the case may be.

         "CTI"  -   Cosmetic   Technology   International,   Inc.,   a  Delaware
corporation.

         "CTI Compliance Date" - The first to occur of: (i) that date when the total assets of CTI (valued in accordance with generally accepted accounting principles consistently applied) are equal to or greater than 5% of the total consolidated assets (valued in accordance with generally accepted accounting principles consistently applied) of the Borrower and Subsidiaries or (ii) the end of any fiscal quarter of the Borrower in which the net revenues (exclusive of any extraordinary items) of CTI for such fiscal quarter are equal to or greater than 5% of the total consolidated net revenues (exclusive of any extraordinary items) of the Borrower and Subsidiaries for such fiscal quarter.

         "ERISA" - The Employee Retirement Income Security Act of 1974, as amended.

         "Expiration Date" - March 31, 2000, unless extended by the Bank, which extension may be given or withheld by the Bank in its sole discretion.

         "Guaranties" - Collectively, (i) the Personal Guaranty and (ii) the Star Guaranty (but only until the Star Guaranty is released pursuant to ss.3.11).


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         "Guarantors" - Collectively,  (i) the Personal  Guarantor and (ii) Star
(but only until the release of the Star Guaranty pursuant to ss.3.11).

         "Indebtedness" - All obligations of a Person, whether current or long-term, senior or subordinated, which in accordance with generally accepted accounting principles would be included as liabilities upon such Person's balance sheet at the date as of which Indebtedness, is to be determined, and shall also include guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, whether by agreement to purchase or otherwise acquire the obligations of others, including any agreement, contingent or otherwise, to furnish funds through the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

         "Insured Receivable" - Any Receivable now or hereafter owed to the Borrower or Star which satisfies all of the criteria set forth below to be a "Qualified Receivable" except that the relevant customer may be located inside or outside the United States; provided that such Receivable is insured by credit insurance in form and substance satisfactory to the Bank and issued by Eximbank or another insurer satisfactory to the Bank. In any event, "Insured Receivables" shall not be deemed to include any of the Qualified Receivables nor any of the L/C-Backed Foreign Receivables.

         "Intellectual Property" - As defined in ss.2.1(k).

         "Intellectual   Property  Security  Agreements"  -  Collectively,   the
Borrower's Intellectual Property Security Agreements and Star's Intellectual Property Security Agreements.

         "L/C-Backed Foreign Receivable" - Any Receivable now or hereafter owed to the Borrower or Star which satisfies all of the criteria set forth below to be a "Qualified Receivable" except that the relevant customer is located outside the United States; provided that such Receivable is secured by a letter of credit in form and substance satisfactory to the Bank and issued by a commercial bank satisfactory to the Bank. In any event, "L/C-Backed Foreign Receivables" shall not be deemed to include any of the Qualified Receivables nor any of the Insured Receivables.

         "Loan Documents" - Each of this letter agreement, the Revolving Note, the Security Agreements, the Intellectual Property Security Agreements, the Guaranties and each other instrument, document or agreement evidencing, securing, guaranteeing or relating in any way to any of the Revolving Loans or any of the letters of credit issued hereunder, all whether now existing or hereafter arising or entered into.

         "Maximum Revolving Amount" - At any date as of which same is to be determined, the amount by which (x) the Maximum Revolving Credit exceeds (y) the sum of (i) all then undrawn amounts of letters of credit issued by the Bank for the account of the Borrower plus (ii) all

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amounts  then  drawn on any such  letter of credit  which at said date shall not have been reimbursed to the Bank by the Borrower.

         "Maximum Revolving Credit" - $10,000,000.

         "Net Income" (or "Net Loss") - The book net income (or book net loss, as the case may be) of a Person for any period, after all taxes actually paid or accrued and all expenses and other charges determined in accordance with generally accepted accounting principles consistently applied.

         "Obligations" - All Indebtedness, covenants, agreements, liabilities and obligations, now existing or hereafter arising, made by the Borrower with or for the benefit of the Bank or owed by the Borrower to the Bank in any capacity. "Obligations" includes, without limitation, any liabilities of the Borrower now existing or hereafter arising with respect to any ACH Transactions.

         "PBGC" - The Pension Benefit Guaranty Corporation or any successor thereto.

         "PEC" - Palomar Electronics Corp., a Delaware corporation.

         "PEC Compliance Date" - The first to occur of: (i) that date when the total assets of PEC (valued in accordance with generally accepted accounting principles consistently applied) are equal to or greater than 5% of the total consolidated assets (valued in accordance with generally accepted accounting principles consistently applied) of the Borrower and Subsidiaries or (ii) the end of any fiscal quarter of the Borrower in which the net revenues (exclusive of any extraordinary items) of PEC for such fiscal quarter are equal to or greater than 5% of the total consolidated net revenues (exclusive of any extraordinary items) of the Borrower and Subsidiaries for such fiscal quarter.

         "Person" - An individual, corporation, company, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Qualified Receivables" - Only those Receivables of the Borrower (or Star, while the Star Guaranty, the Star Security Agreement and the Star Intellectual Property Security Agreements remain in effect) which arise out of bona fide sales made to customers of the Borrower (or Star, while the Star Guaranty, the Star Security Agreement and the Star Intellectual Property Security Agreements remain in effect) (which customers are located in the United States and are unrelated to the Borrower or Star) in the ordinary course of the Borrower's (or Star's) business and which remain unpaid no more than 90 days past the respective invoice dates of such Receivables, the payment of which is not in dispute. Unless the Bank in its sole discretion otherwise determines with respect to any Receivable, a Receivable which would otherwise be a Qualified Receivable shall be deemed not to be a Qualified Receivable (i) if the Bank does not have a fully perfected first priority security interest in such Receivable (except that Coherent, Inc. may have a prior security interest in certain Receivables of Star); (ii) if such Receivable is not free and clear of all


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adverse  interests  in favor of any  Person  other  than the Bank  (except  that
Coherent,  Inc. may have a prior  security  interest in certain  Receivables  of
Star); (iii) if such Receivable is subject to any deduction, off-set, contra account, counterclaim or condition; (iv) if a field examination made by the Bank fails to confirm that such Receivable exists and satisfies all of the criteria set forth herein to be a Qualified Receivable; (v) if such Receivable is not properly invoiced at the date of sale; (vi) if the customer or account debtor has disputed liability or made any claim with respect to the Receivable or the merchandise covered thereby or with respect to any other Receivable due from said customer to the Borrower or Star; (vii) if the customer or account debtor has filed a petition for bankruptcy or any other application for relief under the Bankruptcy Code or has effected an assignment for the benefit of creditors, or if any petition or any other application for relief under the Bankruptcy Code has been filed against said customer or account debtor, or if the customer or account debtor has suspended business, become insolvent, ceased to pay its debts as they become due, or had or suffered a receiver or trustee to be appointed for any of its assets or affairs; (viii) if the customer or account debtor has failed to pay other Receivables so that an aggregate of 25% of the total Receivables owing to the Borrower and/or Star by such customer or account debtor has been outstanding for more than 90 days past their respective due dates; (ix) if such Receivable is owed by the United States government or any agency or department thereof (unless assigned to the Bank under the Federal Assignment of Claims Act); or (x) if the Bank reasonably believes that collection of such Receivable is insecure or that it may not be paid by reason of financial inability to pay or otherwise, or that such Receivable is not for any reason suitable for use as a basis for borrowing hereunder. In no event will "Qualified Receivables" be deemed to include any L/C-Backed Foreign Receivables nor any Insured Receivables.

         "Receivables" - All of the Borrower's (or Star's, while the Star Guaranty, the Star Security Agreement and the Star Intellectual Property
Security Agreements remain in effect) present and future accounts, accounts receivable and notes, drafts, acceptances and other instruments representing or evidencing a right to payment for goods sold or for services rendered.

         "Restructured Subordinated Notes" - The Company's 4.5% Subordinated Convertible Debentures due 2003, denominated in Swiss Francs, as same are modified by the settlement of the litigation entitled Banca Commerciale Lugano, et al. v. Palomar Medical Technologies, Inc. described in item 2.1(e) of the attached Disclosure Schedule.

         "Security Agreements" - Collectively, the Borrower's Security Agreement and Star's Security Agreement.

         "Star" - Star Medical Technologies, Inc., a California corporation, being a Subsidiary of the Borrower.

         "Star Transaction" - As defined in ss.3.11.


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         "Subordinated  Debt"  - Any  Indebtedness  of  the  Borrower  which  is expressly subordinated, pursuant to a subordination agreement in form and substance satisfactory to the Bank, to all Indebtedness now or hereafter owed by the Borrower to the Bank.

         "Subsidiary" - Any corporation or other entity of which the Borrower and/or any of its Subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, fifty (50%) percent or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances); provided, however, that CTI will not be deemed to be a Subsidiary of the Borrower for the purposes of this letter agreement (other than compliance with ss.3.6 and ss.3.7) until the occurrence of the CTI Compliance Date, if same ever occurs, and PEC will not be deemed to be a Subsidiary of the Borrower for the purposes of this letter agreement (other than compliance with ss.3.6 and ss.3.7) until the occurrence of the PEC Compliance Date, if same ever occurs.

         "Tangible Net Worth" - An amount equal to the total assets of any Person (excluding (i) the total intangible assets of such Person and (ii) any assets representing amounts due from any officer or employee of such Person or from any Subsidiary of such Person) minus the total liabilities of such Person. Total intangible assets shall be deemed to include, but shall not be limited to, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense, capitalized software costs and experimental and development expenses).

         Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

        7.2. Borrower's Security Agreement. (a) The Borrower acknowledges and agrees that the "Obligations" described in and secured by the Borrower's Security Agreement include, without limitation, all of the obligations of the Borrower under the Revolving Note and/or this letter agreement and/or with respect to any letter of credit which may be issued by the Bank for the account of the Borrower and/or with respect to any ACH Transaction.

         (b) The Borrower's Security Agreement is hereby modified to provide as follows:

                  (i) That the "Collateral" subject thereto includes, without limitation and in addition to the Collateral described therein, all of the Borrower's files, books and records (including, without limitation, all electronically recorded data) all whether now owned or existing or hereafter acquired, created or arising. The Borrower hereby grants to the Bank a security interest in all such Collateral in order to secure the full and prompt payment and performance of all of the Obligations.

                  (ii) That, upon the occurrence of any Event of Default (as defined in ss.5.1 of this letter agreement), the Bank may, at any time, notify account debtors of the Borrower that the Collateral has been assigned to the Bank and that payments by such account debtors shall be made directly to the Bank. At any time after the occurrence of an Event of Default, the Bank may collect the Borrower's Receivables, or any of same, directly from account debtors and may charge the collection costs and expenses to the Borrower.

         This letter agreement is executed, as an instrument under seal, as of the day and year first above written.

                                              Very truly yours,

                                              PALOMAR MEDICAL TECHNOLOGIES, INC.


                                              By:     /s/
                                                  -----------------------------
                                                  Name:  Joseph P. Caruso
                                                  Title: Chief Financial Officer
Accepted and agreed:

FLEET NATIONAL BANK


By
    Its



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                               DISCLOSURE SCHEDULE


Item 2.1(a) Jurisdictions in which Borrower is qualified; Subsidiaries; partnerships and joint ventures

Item 2.1(b)       5% Stockholders

Item 2.1(e)       Litigation

Item 2.1(f)       Violation of mortgages, indentures, etc.

Item 2.1(j) Locations of Collateral owned by Borrower; record owners of premises where Collateral owned by Borrower is located

Item 2.1(k)       Intellectual Property

Item 4.1          Existing Indebtedness

Item 4.2          Existing Liens

Item 4.3          Existing Guaranties

Item 5.1(n)       Permitted 50% Stockholders